As filed with the Securities and Exchange Commission on October 7, 2021

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILLIAMS-SONOMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2203880
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
3250 Van Ness Avenue
San Francisco, California 94109
(Address of Principal Executive Offices) (Zip Code)

Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan
(Full Title of the Plan)

Laura Alber
President and Chief Executive Officer
Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, California 94109
(Name and Address of Agent for Service)

(415) 421-7900
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Juliano Banuelos
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, California 94105-2669
(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	6,150,000(2)	$171.74(3)	$1,056,201,000	$97,909.84
(1)This registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock (“Common Stock”) of Williams-Sonoma, Inc. (the “Registrant”), which become issuable under the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock.
(2)Represents 6,150,000 shares of Common Stock reserved for issuance under the Plan
(3)The Proposed Maximum Offering Price Per Share is calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee on the basis of $171.74 per share, the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on October 4, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended January 31, 2021, filed with the Commission on March 30, 2021;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c) The description of Common Stock contained in the Registrant’s Registration Statement on Form 8-A (the “Form 8-A”), filed with the Commission on April 30, 1998, together with Amendment No. 1 to the Form 8-A, filed with the Commission on May 25, 2011, and including any other amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The effect of this provision is to eliminate the personal liability of directors to the corporation or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

Delaware law also provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful. In addition, under Delaware law, in general, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The Registrant’s amended and restated certificate of incorporation provides that to the fullest extent permitted by Delaware law, a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

The Registrant’s amended and restated certificate of incorporation also provides that the Registrant has the power to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Registrant.

The Registrant’s amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Registrant or is or was serving (during such person’s tenure as director or officer) at the request of the Registrant as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, will be indemnified and held harmless by the Registrant to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Registrant will indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Registrant’s Board of Directors.

The Registrant also maintains director’s and officer’s liability insurance insuring the Registrant’s directors and officers against certain liabilities and expenses incurred by such person in their capacities as such, and insuring the Registrant under certain circumstances in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
5.1*	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (filed as part of signature page).
99.1
Williams-Sonoma 2001 Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit A to Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 16, 2021)

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 7, 2021.

Williams -Sonoma, Inc.
By:	/s/ Laura Alber
Laura Alber
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Laura Alber and Julie Whalen, each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Laura Alber	President and Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2021
Laura Alber

/s/ Julie Whalen	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 7, 2021
Julie Whalen

/s/ Scott Dahnke	Chair of the Board of Directors	October 7, 2021
Scott Dahnke

/s/ Esi Eggleston Bracey	Director	October 7, 2021
Esi Eggleston Bracey

/s/ Anne Mulcahy	Director	October 7, 2021
Anne Mulcahy

Name	Title	Date

/s/ Frits van Paasschen	Director	October 7, 2021
Frits van Paasschen

/s/ Paula Pretlow	Director	October 7, 2021
Paula Pretlow

/s/ William Ready	Director	October 7, 2021
William Ready

/s/ Sabrina Simmons	Director	October 7, 2021
Sabrina Simmons